                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sections 240.14a-11(c) Sections 240.14a-12

                                XETA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                XETA CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         4)  Proposed maximum aggregate value of transaction:

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         5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         --------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:

         --------------------------------------------------
         (3)  Filing Party:

         --------------------------------------------------
         (4)  Date Filed:

         --------------------------------------------------

                                      XETA
                                   CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Notice is hereby given that the Annual Meeting of Shareholders of XETA Corporation, doing business as XETA Technologies, will be held at Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, on April 11, 2000 at 6:30 p.m., local time, for the following purposes:

          1. To elect eight (8) members to the Company's Board of Directors to serve until the next Annual Meeting of shareholders and until their successors have been elected and qualified;


          2. To approve the adoption of an amendment to the Amended and Restated Certificate of Incorporation to change the Company's name to "Xeta Technologies, Inc.";

          3. To approve the adoption of an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized shares of Common Stock to 50,000,000 and to change the par value of the Common Stock to no par value;

          4. To approve the adoption of the XETA Technologies 2000 Stock Option Plan;

          5. To ratify the selection of Arthur Andersen LLP as independent certified public accountants for the Company for the 2000 fiscal year; and


          6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 14, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at such time will be so entitled to vote. The Company's Proxy Statement is attached.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. THE GIVING OF THIS PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                       By Order of the Board of Directors




                                Robert B. Wagner
                                    Secretary



March 7, 2000

                                      XETA
                                   CORPORATION

                                1814 West Tacoma
                          Broken Arrow, Oklahoma 74012


                                 PROXY STATEMENT


                             SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to shareholders of XETA Corporation, doing business as XETA Technologies (the "Company") by its Board of Directors to solicit proxies for use at the Annual Meeting of Shareholders to be held on April 11, 2000, at the Tulsa Marriott Southern Hills located at 1902 East 71st Street, Tulsa, Oklahoma, at 6:30 p.m., local time, or at such other time and place to which the Annual Meeting may be adjourned.

     The purpose of the Annual Meeting is (i) to elect eight members to the Company's Board of Directors to serve for the ensuing year and until their successors are elected; (ii) to approve the adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation changing the Company's name; (iii) to approve the adoption of an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock and changing the par value of the Common Stock to no par value; (iv) to approve the adoption of the XETA Technologies 2000 Stock Option Plan; (v) to ratify the selection of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending October 31, 2000; and (vi) at the discretion of the proxy holders, to transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

     You are urged to promptly complete and return the accompanying proxy card in the envelope provided, whether or not you intend to be present at the Annual Meeting. If you are present at the Annual Meeting and wish to vote your shares in person, the accompanying proxy will, at your request, be returned to you at the Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by executing a subsequently dated proxy, submitting a notice of revocation to the Company, or attending the Annual Meeting and voting in person.

     Proxies properly executed and returned will be voted in accordance with the specifications marked on the proxy card. Proxies containing no specifications will be voted in favor of the proposals described in this Proxy Statement.


     It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about March 7, 2000. The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms, banks and other nominees, custodians and fiduciaries for their reasonable expenses incurred in sending proxy materials to beneficial owners of shares and obtaining their instructions. The Company has retained American Securities Transfer & Trust, Inc. ("AST") to assist in the distribution of the proxies and proxy statements for an estimated fee of $725.00. Votes will be tabulated by AST.


                                VOTING SECURITIES

     Only shareholders of record at the close of business on February 14, 2000 (the record date) are entitled to vote at the Annual Meeting and any adjournment thereof. As of that date there were 4,137,074 shares of Common Stock of the Company outstanding (excluding 509,394 shares held in treasury). Shareholders are entitled to one vote per share of Common Stock registered in their name on the record date. A majority of the shares entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as shares present in determining whether the quorum requirement is satisfied but are not counted as votes cast in the tabulation of votes on any matter brought before the Meeting.

     The affirmative vote of a majority of the shares of the Company's Common Stock represented at the Annual Meeting is required for the election of directors (Proposal 1) and for approval of Proposal 4. Proposals 2 and 3 each require the affirmative vote of a majority of the shares of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company as of December 31, 1999 regarding beneficial ownership of the Company's Common Stock, par value $.05 per share, by (a) each person known by the Company to own more than five percent (5%) of the Company's Common Stock, (b) each director and nominee for election as a director of the Company, (c) each executive officer named in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group.


                                                   AMOUNT AND NATURE
      NAME AND ADDRESS                                OF BENEFICIAL                     PERCENT OF
     OF BENEFICIAL OWNER(1)                           OWNERSHIP(2)                         CLASS
     ----------------------                        -----------------                    ----------
     Jack R. Ingram                                    763,400  (3)                       17.32 %

     Ronald L. Siegenthaler                            625,514                            13.81 %
       P.O. Box 571300, Tulsa, OK  74157

     Mark A. Martin                                    150,000                             3.63 %
       891 Bolger Court, Fenton, MO 63026

     Jon A. Wiese                                      105,000                             2.48 %

     Donald E. Reigel                                   83,668                             1.98 %
       5350 Manhattan Circle, Suite 210,
       Boulder, CO  80303

     Tom Luce                                           63,868  (4)                        1.52 %

     Robert B. Wagner                                   58,968  (5)                        1.41 %

     Ron B. Barber                                      52,736                             1.27 %
       525 S. Main Street, Suite 800,
       Tulsa, OK  74103

     Robert D. Hisrich                                  25,800  (6)                         *
       10900 Euclid Avenue, Cleveland, OH 44106

     Donald T. Duke                                     25,000                             *
       1701 Morningstar, Edmond, OK  73034

     Tom R. Crofford                                    15,666  (7)                        *

     All officers and directors as a group           1,994,288                            38.79 %
       (12 persons)

------------------------------

*Less than one percent of the shares outstanding.
 (1) Address is that of the Company's principal office at 1814 W. Tacoma, Broken Arrow, Oklahoma 74012 unless otherwise indicated.
 (2) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes the number of shares of Common Stock that such persons had the right to acquire within 60 days of December 31, 1999 pursuant to unexercised options under the Company's stock option plans, as follows: 280,000 shares for Mr. Ingram; 400,000 shares for Mr. Siegenthaler; 100,000 shares for Mr. Wiese; 83,668 shares for Mr. Reigel; 48,668 shares for Mr. Luce; 43,668 shares for Mr. Wagner; 20,000 shares for Mr. Hisrich; 20,000 shares for Mr. Duke; 8,668 shares for Mr. Crofford; and 1,013,340 shares for all directors and executive officers as a group (12 persons).
 (3)   Includes 5,000 shares held by Mr. Ingram's wife.
 (4)   Includes 200 shares held by Mr. Luce as custodian for his minor child.


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



 (5) Includes 2,600 shares held by Mr. Wagner as custodian for his minor children.
 (6) Includes 1,800 shares held by Dr. Hisrich as custodian for his minor child.
 (7) Includes 1,525 shares owned by Mr. Crofford's adult son who attends college (Mr. Crofford disclaims beneficial ownership as to these shares).


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

     The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, both as further amended, provide that the Board of Directors shall consist of such number of directors as is fixed from time to time by resolution of the Board of Directors. On February 1, 2000, the Board fixed the number of directors constituting the entire Board at eight, effective as of the date of the 2000 Annual Meeting. Members of the Board are elected for one year terms.

     The nominees for election to the Board of Directors are set forth below. All of the nominees have been recommended by the Board of Directors and all have indicated a willingness to serve if elected. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. All but two of the nominees are currently directors of the Company.

     NAME                                    POSITIONS WITH COMPANY                        DIRECTOR SINCE
     ----                                    ----------------------                        --------------
     Ron B. Barber                           Director                                        March, 1987

     Donald T. Duke                          Director                                        March, 1991

     Dr. Robert D. Hisrich                   Director                                        March, 1987

     Jack R. Ingram                          Chairman of the Board and                       March, 1989
                                             Chief Executive Officer

     Mark A. Martin                          Vice President of Commercial Sales                   -

     Ronald L. Siegenthaler                  Director                                      September, 1981


     Robert B. Wagner                        Vice President of Finance,                      March, 1996
                                             Chief Financial Officer,
                                             Secretary and Director

     Jon A. Wiese                            President                                            -


     MR. BARBER, age 45, has been a director of the Company since March 1987. He has been engaged in the private practice of law since October 1980 and is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, in Tulsa, Oklahoma, which serves as counsel to the Company. Mr. Barber is also a Certified Public Accountant licensed in Oklahoma. He received his Bachelor of Science Degree in Business Administration (Accounting) from the University of Arkansas and his Juris Doctorate Degree from the University of Tulsa.

     MR. DUKE, age 50, has been a director of the Company since March 1991. He is President of Duke Energy Co. L.L.C., an oil and gas consulting and investment firm. Mr. Duke has been in senior management in the oil and gas industry since 1980, including time as President and Chief Operating Officer of Hadson Petroleum (USA), Inc., a domestic oil and gas subsidiary of Hadson Corporation, where he was responsible for all phases of exploration and production, land, accounting, operations, product marketing and budgeting and planning. Mr. Duke has a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma.

     DR. HISRICH, age 55, has been a director of the Company since March 1987. He occupies the A. Malachi Mixon III Chair in Entrepreneurial Studies and is Professor of Marketing and Policy Studies at the Weatherhead School of Management at Case Western Reserve University in Cleveland, Ohio. Prior to assuming such positions, he occupied the Boviard Chair of Entrepreneurial Studies and Private Enterprise and was Professor of Marketing at the College of Business Administration for the University of Tulsa. He is also a marketing and management consultant. He is a member of the Board of Directors of the Boviard Supply Company, Jameson Inn, Inc., and Noteworthy Medical Systems, Inc., a member of the Editorial Boards of the Journal of Venturing and the Journal of Small Business Management, and a member of the Board of Directors of Enterprise Development, Inc. Dr. Hisrich received his Bachelor of Arts Degree in English and Science from DePaul University and his Master of Business Administration Degree (Marketing) and Ph.D. in Business Administration (Marketing, Finance, and Quantitative Methods) from the University of Cincinnati.

     MR. INGRAM, age 56, has been the Company's Chief Executive Officer since July 1990 and also served as its President until August 2, 1999. He has been a director of the Company since March 1989. Mr. Ingram's business experience prior to joining the Company was concentrated in the oil and gas industry. Mr. Ingram holds a Bachelor of Science Degree in Petroleum Engineering from the University of Tulsa.

     MR. MARTIN, age 39, joined the Company in November 1999 in conjunction with the Company's acquisition of U. S. Technologies Systems, Inc. ("USTI"). He co-founded USTI in 1986 and continually served in different executive positions with USTI, including President, CEO and Chairman of the Board, until USTI was acquired by the Company. Mr. Martin holds a Bachelor of Science Degree in Business Administration from St. Louis University.

     MR. SIEGENTHALER, age 56, has been a director of the Company since its incorporation. He also served as the Company's Executive Vice President from July 1990 until March 1999. Since 1974, through SEDCO Investments, a partnership in which Mr. Siegenthaler is a partner, and as an individual, Mr. Siegenthaler has been involved as partner, shareholder, officer, director, or sole proprietor of a number of business entities with significant involvement in fabrication and marketing of steel, steel products and other raw material, real estate, oil and gas, and telecommunications. Mr. Siegenthaler received his Bachelor's Degree in Liberal Arts from Oklahoma State University.

     MR. WAGNER, age 38, joined the Company in July 1988 as Chief Accounting Officer. He became the Company's Vice President of Finance and Chief Financial Officer in March 1989, and a member of the Board of Directors in March 1996. Mr. Wagner is a Certified Public Accountant licensed in Oklahoma and received his Bachelor of Science Degree in Accounting from Oklahoma State University.

     MR. WIESE, age 43, joined the Company on August 2, 1999 as President. Prior to joining the Company, Mr. Wiese was employed by Lucent Technologies, Inc. since 1989 where he held various executive offices since 1990, including President and Corporate Officer of Lucent's International Division based in Brussels. From 1997 until taking the position with the Company, he served as Vice President and Corporate Officer at Lucent and was responsible for its USA sales and service division where he had full P&L responsibility and managed twelve Vice Presidents and 17,000 Lucent employees. His functional responsibilities in this division included marketing, sales, service, human resources, finance, information technology, and order and asset management. Mr. Wiese holds a Bachelor of Science degree in finance and a Master of Business Administration degree in marketing from Oklahoma State University. He is also a 1994 graduate of the Cultural Transformation Program at the London School of Business.

     None of the foregoing nominees has any family relationship to any other nominee. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held three meetings during the fiscal year ended October 31, 1999. All other action taken by the Board of Directors was consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting the Company. Each director attended all of the meetings held by the Board during fiscal 1999.

     The Board of Directors has an Audit Committee and Compensation Committee, both of which were established in April 1987. There is no nominating committee or committee performing the functions of a nominating committee.

     The Audit Committee consists of directors Ron B. Barber, Jack R. Ingram and Donald T. Duke. This Committee advises the Board with respect to the engagement of independent public accountants and reviews the results of the annual audit, the adequacy of the Company's internal accounting procedures, and any transactions between the Company and its officers, directors or entities controlled by them. The Audit Committee did not meet independently of meetings of the Board of Directors during fiscal 1999.

     The Compensation Committee consists of directors Ron B. Barber, Robert D. Hisrich and Donald T. Duke. This Committee advises the Board with respect to the election or appointment of executive officers and makes recommendations to the Board concerning compensation of executive officers and awards to executive officers and others under employee incentive plans. The Compensation Committee met once independently of meetings of the Board of Directors during the 1999 fiscal year.

DIRECTOR COMPENSATION

     The Company compensates its directors who are not officers of the Company $250.00 per meeting attended. The Company has also granted stock options to all of its outside directors. Generally, these options are for 10,000 shares, with a vesting period of one year and an exercise period of ten years. No other compensation was paid to directors for their services as such during the Company's 1999 fiscal year.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.


                                 PROPOSAL NO. 2

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                            TO CHANGE NAME OF COMPANY

     The Board of Directors has adopted a resolution proposing that the Company's Amended and Restated Certificate of Incorporation be amended to change the name of the Company from "XETA Corporation" to "XETA Technologies, Inc." The Company began using the name "XETA Technologies" as a trade name (i.e., "doing business as") on February 1, 2000. The Board believes that the new name better reflects the Company's vision as a premier voice and data integrator and at the same time successfully integrates the Company's recent acquisition of U. S. Technologies Systems, Inc.

     Following is the text of Article I of the Amended and Restated Certificate of Incorporation, as proposed to be further amended:

                  The name of the Corporation shall be "XETA Technologies, Inc."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.


                                 PROPOSAL NO. 3

              AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                  THE NUMBER OF AUTHORIZED COMMON SHARES AND TO
                    CHANGE THE COMMON SHARES TO NO PAR VALUE


     The Board of Directors has adopted resolutions proposing an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 50,000,000 and to change the par value of the Common Stock from $.05 per share to no par value.

Following is the text of the first paragraph of Article VI of the Amended and Restated Certificate of Incorporation, as proposed to be further amended:


               The total number of shares which the Corporation shall have authority to issue shall consist of 50,500,000 shares, 50,000,000 shares of which shall be classified as Common Shares, no par value per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.


     Increase in Authorized Shares. The Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock that the Company is authorized to issue in order to provide additional flexibility to effect stock splits or stock dividends, and to issue common stock for other corporate purposes as the need may arise, such as the making of acquisitions through the use of stock, the adopting of additional employee benefit plans, or the raising of equity capital. As of January 31, 2000, 4,137,074 shares of Common Stock were issued and outstanding (excluding 509,394 treasury shares), and 1,358,772 shares were reserved for issuance pursuant to options previously granted under the Company's employee stock option plan and pursuant to individual agreements with certain officers and outside directors. Other than as required under outstanding options or as permitted under the XETA Technologies 2000 Stock Option Plan if approved by the shareholders at the Annual Meeting (see Proposal 4 below), the Board of Directors has no immediate plans, agreements or commitments to issue additional shares of common stock.

     Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's shareholders, except as otherwise required by applicable corporate law or stock exchange policies. The Company's Amended and Restated Certificate of Incorporation does not provide for preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock and Preferred Stock could be issued in one or more transactions which would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Company's Amended and Restated Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to shareholders any anti-takeover measures. If the Board of Directors elects to issue additional shares of Common Stock for any purpose other than a stock split or stock dividend, such issuance could have a dilutive effect on earnings per share, voting power and holdings of current shareholders.

     The proposed amendment would not affect the authorized Preferred Stock. The Company's 500,000 authorized but unissued shares of Preferred Stock having a par value of $.10 per share may be issued with such rights, preferences, and limitations as the Board of Directors may determine from time to time. No shares of Preferred Stock are currently issued and outstanding.

     Change to No Par Value. As a general rule, corporations may designate shares of common stock to be either with or without par value. The par value of a share of common stock is simply an amount fixed as the nominal value of the shareholder's interest in such shares of stock. Historically, par value was intended to represent the sum of money or value of property or services which was to have been contributed to the corporation in exchange for each share of the corporation's common stock. Par value was also originally intended to represent the consideration for which such shares of stock would be initially issued and sold. Today, par value has very little significance except for certain technical financial statement presentation issues (under accounting rules) and certain technical procedural matters (under state corporate law) applicable to companies which designate a stated par value. A change in the par value of the Company's Common Stock from the current value of $.05 per share to no par value would have no effect on the dollar amount of the Company's Total Shareholder's Equity, and would have no material effect on the Company's balance sheet.

     The primary reason for proposing Common Stock with no par value is to allow the Board of Directors to declare a stock split without the necessity of making a corresponding adjustment to the par value of the Common Stock, which requires an amendment to the Company's Certificate of Incorporation and consequently, the approval of the Company's shareholders. While the Board of Directors has complete authority under state corporate law and under the Company's Certificate of Incorporation and Bylaws to declare a stock split without further approval of the shareholders, an adjustment to par value requires shareholder approval. With no par stock, the need to adjust par value in conjunction with a stock split would be eliminated and the Board would have the ability to effect a stock split when it believes prudent to do so, without the necessity of, or delay associated with, obtaining shareholder approval.

     Although the Company contemplates that circumstances might warrant the declaration of a stock split in the future, the Company currently has no plans for the declaration of a stock split. The Board of Directors has adopted the proposed amendment changing the Company's Common Stock to no par value Common Stock so that it is positioned to act timely with regard to stock splits in the future.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3.


                                 PROPOSAL NO. 4

                           STOCK OPTION PLAN PROPOSAL

     At the Annual Meeting, the shareholders will be asked to consider and approve the adoption of the XETA Technologies 2000 Stock Option Plan (the "2000 Plan"), which the Board of Directors approved and adopted on January 5, 2000. The 2000 Plan is the successor plan to the XETA Corporation Employee Stock Option Plan dated April 18, 1988 (the "1988 Plan") which expired on April 18, 1998. The Board's approval of the 2000 Plan followed a review and evaluation of the 1988 Plan by the Compensation Committee of the Board. As of January 31, 2000, options for the purchase of 166,072 shares were outstanding under the 1988 Plan, and options for the purchase of 1,192,700 shares, which were granted outside of the 1988 Plan, were outstanding.

REASONS FOR ADOPTION OF THE 2000 PLAN

     One of the primary purposes of the 2000 Plan is to advance the interests of the Company and its shareholders by aiding the Company in attracting and retaining qualified personnel. Another important purpose of the 2000 Plan is to support the achievement of the Company's business objectives by providing stock-based incentives which focus participants in the Plan on the Company's long-term objectives and link the participants' interests with the interests of the Company's shareholders. The 2000 Plan is also designed to respond to applicable tax laws, accounting rules and securities regulations.

DESCRIPTION OF THE 2000 PLAN

     The following is a summary of certain provisions of the 2000 Plan and is qualified in its entirety by reference to the complete text of the 2000 Plan set forth in Appendix A to this Proxy Statement.

     The 2000 Plan is administered by a committee (the "Committee") which is appointed by the Board of Directors from those of its members who are "non-employees" of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee of the Board will generally serve as the Committee unless its members do not meet these qualification requirements. The Committee will have authority to appoint a subcommittee whose members qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder to administer awards under the 2000 Plan to the extent required to meet the requirements of Section 162(m) of the Code and regulations thereunder. Subject to the provisions of the 2000 Plan, the Committee has full authority to determine the persons to be granted options under the Plan and the number and purchase price of the shares represented by each option, the time or times at which the options may be exercised, and the terms and provisions of each option, which need not be uniform for all options.

     Key employees of the Company or its subsidiaries, as determined by the Committee, and non-employee directors of the Company or its subsidiaries are eligible to receive awards under the 2000 Plan. The 2000 Plan authorizes the Committee to grant, over a ten-year period, options to purchase up to a maximum of 300,000 shares of the Company's Common Stock, subject to adjustment as described below. If any option expires or is terminated prior to its exercise in full and prior to the termination of the 2000 Plan, the shares subject to such unexercised option shall again be available for the grant of new options under the 2000 Plan. Further, any shares used as full or partial payment by an optionee upon exercise of an option may subsequently be used by the Company to satisfy other options granted under the 2000 Plan, subject to limitations on the total number of shares authorized to be issued under the 2000 Plan.

     The 2000 Plan provides that the purchase price per share may not be less than 100% of the fair market value of the Common Stock at the time of grant. The purchase price is to be paid in cash or in Common Stock of the Company held for at least six (6) months and with a market value equivalent to that of the shares being acquired or, in the discretion of the Committee, any combination of these. The Committee may grant an option that provides for the grant of a replacement option (known as a "reload option") if all or any portion of the exercise price of the original option is paid by delivery of shares of Common Stock. The reload option will (i) cover the number of shares of Common Stock surrendered to pay the exercise price of the original option; (ii) have an exercise price equal to 100% of the fair market value of such Stock on the date the reload option is granted; (iii) become exercisable no sooner than six (6) months after the date of grant of the reload option; and (iv) have an expiration date identical to the expiration date of the original option.

     The term of each option will not be more than ten (10) years from the date of grant. Options granted under the 2000 Plan may be exercised only after the completion of one year of continued employment by or service as an outside director with the Company or one of its subsidiaries following the date the option is granted and, except as described in the next sentence, only during the continuance of the Participant's employment with the Company or one of its subsidiaries. The 2000 Plan permits an outstanding option to be exercised after termination of employment only to the extent that the option was exercisable on the date of termination but in no event beyond the original term of the option
(i) by the estate or rightful heir(s) of the optionee if the optionee's employment is terminated due to the optionee's death; (ii) within one year after the date of such termination if the termination is due to the optionee's Disability (as defined in the 2000 Plan); or (iii) within three months after the date of such termination if the termination was due to the optionee's Retirement (as defined in the 2000 Plan) or was for reasons other than death or Disability and other than "for cause" (as defined in the 2000 Plan). Upon termination of an optionee's employment "for cause," any unexercised options held by the optionee will be forfeited. Unless otherwise prescribed by the Committee when an option is granted, all options outstanding at the time of a "Change in Control" of the Company as defined in Section 9 of the 2000 Plan will become fully exercisable.

     The number of shares subject to options and the option prices will be appropriately adjusted in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, stock splits and combinations of shares, and the like. The Board of Directors may at any time terminate or modify the 2000 Plan, except that without further approval of the shareholders the Board may not make any changes to the Plan which would materially increase the number of shares that may be issued under the Plan, materially modify the eligibility requirements for participation in the Plan, or require shareholder approval under the Oklahoma General Corporation Act, the Exchange Act, or the Code.

     Options granted under the Plan may be in the form of "incentive stock options" which qualify as such under Section 422 of the Code or non-qualified stock options which do not meet the criteria for incentive stock options under
Section 422. The tax treatment of stock options qualifying as incentive stock options may be more favorable to employees than that afforded to non-qualified stock options. Options granted under the 2000 Plan are, generally, transferable only by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee or by his legal representative in the event of his Disability. In its sole discretion, however, the Committee may permit an optionee to make certain transfers of non-qualified stock options, provided that the transfers are to "family members" and are not for value, as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of tax considerations relates only to U.S. federal individual income tax matters and is based upon current income tax laws, regulations and rulings. The discussion is general in nature and does not take into account a number of considerations which may apply in light of an optionee's particular circumstances.

     Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of purchase is, however, an item of tax preference which may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two (2) years of the date of grant of the option or within one (1) year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. Under rules applicable to U.S. corporations, no deduction is usually available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so acquired before the applicable holding period expires). By contrast, upon the exercise of a non-qualified stock option, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee, subject to certain limitations imposed by the Code in the case of highly compensated employees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 4.


                                 PROPOSAL NO. 5

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP as the independent public accountants to audit the Company's financial statements for the fiscal year ending October 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. While ratification of the Company's selection of accountants by the Company's shareholders is not required, in the event of a negative vote on such ratification, the Company's Board of Directors will reconsider its selection. Arthur Andersen LLP audited the Company's financial statements for the year ended October 31, 1999.

                               EXECUTIVE OFFICERS

     The executive officers and significant employees of the Company, their ages, positions held with the Company and length of time in such positions are set forth below. There are no family relationships between or among any of the named individuals. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as officers.


          NAME AND AGE                         POSITIONS WITH COMPANY                   OFFICER SINCE
          ------------                         ----------------------                   -------------
     Jack R. Ingram                         Chairman of the Board and Chief              July, 1990
     Age 56                                   Executive Officer

     Jon A. Wiese                           President                                    August, 1999
     Age 43

     Robert B. Wagner                       Vice President of Finance,                   March, 1989
     Age 38                                   Chief Financial Officer,
                                              Secretary, Treasurer and Director

     Donald E. Reigel                       Vice President of Hospitality Sales          June, 1995
     Age 45

     Mark A. Martin                         Vice President of Commercial Sales           December, 1999
     Age 39

     Tom Crofford                           Vice President of Engineering                January, 1988
     Age 48

     Thomas A. Luce                         Vice President of Service                    June, 1986
     Age 43

     Charles R. Rowland                     Vice President of Manufacturing              January, 1984
     Age 58


     Brief descriptions of the business experience of Messrs. Ingram, Wiese, Martin and Wagner are set forth under the section of this Proxy Statement entitled "Election of Directors."

     MR. REIGEL joined the Company in June 1993 as PBX Product Sales Manager. He was promoted to Vice President of Marketing and Sales in June 1995, and became Vice President of Hospitality Sales in December, 1999. Prior to his employment with the Company, Mr. Reigel served as a national accounts sales manager for WilTel Communications Systems for approximately a year and a half. He has been active in the development of major national accounts in the telecommunications industry since 1987. Mr. Reigel received his Bachelor of Science Degree in Business from the University of Colorado.

     MR. CROFFORD joined the Company in October 1982 as a design engineer and has been its Vice President of Engineering since January 1988. Mr. Crofford has worked in the field of computer engineering since 1977. He is a member of the Institute of Electrical and Electronics Engineers.

     MR. LUCE joined the Company in November 1982 as Installment Director. He was later promoted to Director of Installation and Service and became Vice President of Service in June 1986.

     MR. ROWLAND joined the Company in December 1982 as Production Manager and was promoted to Vice President of Manufacturing in January 1984. Mr. Rowland has 23 years electronic manufacturing experience, including production testing, assembly line layout and production control management.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION


COMPENSATION COMMITTEE REPORT

     The Compensation Committee is the focal point for senior management and the Board of Directors to address corporate compensation issues. The Committee's primary responsibility is to make recommendations to the Board regarding remuneration of executive officers and to evaluate the design and competitiveness of the Company's compensation plans. The Compensation Committee consists of two outside directors and the Company's independent general counsel.

     Compensation Philosophy. The heart of the Company's compensation philosophy is the enhancement of shareholder value. Consequently, the interests of shareholders and the need to be competitive in recruiting and retaining quality leaders and to motivate management to improve shareholder value drive the design of executive compensation programs. A primary component of the Company's compensation philosophy is to structure compensation programs so that a high percentage of remuneration is "at risk". Near term annual cash compensation reflects corporate performance and larger long-term incentives are tied directly to share value.

     Executive Compensation Program. Compensation for executive officers is comprised of base salary, competitive employee benefits, annual incentive compensation opportunity, and long term incentive compensation in the form of stock options. Under the Company's incentive compensation program, the higher an executive's level of responsibility, the greater the portion of his compensation that will be dependent on performance.

     The Compensation Committee reviews executive compensation levels with respect to corporate and individual performance, as well as competitive pay practices. To assist in this analysis, the Committee retained the services of Villareal and Associates Incorporated, a compensation-consulting firm. As part of its services, Villareal and Associates has provided executive compensation survey information on similar companies. These surveys indicated the Company's executive compensation program to be conservative but still in line with similarly successful, high growth companies.

     Base salaries for the Company's executive officers are conservative in relation to industry norms and, according to compensation survey information, are as much as 50% below market. These base salaries have changed little over the past several years. The balance of each executive's cash compensation comes in the form of incentive bonuses that represent a small percentage of Company profitability. The CEO, President, and Vice Presidents of Service, Finance and Engineering all receive a varying percentage of corporate net income. The Vice President of Sales and Marketing receives one quarter per cent of net sales and service revenues and three per cent of the year-over-year growth in these revenues, exclusive of any from new acquisitions. As a result, from 34% to 85% of these executives' 1999 cash compensation was at risk.

     As a long-term incentive, the Company grants options to purchase shares of Common Stock to executive officers and other key employees. These stock options have been awarded in two ways under plans approved by the Board of Directors. The first is under the shareholder approved qualified stock option plan, and the second is through special stock grants of non-qualified options. Under each plan, the shares are exercisable for a maximum of ten years and at the market price on the date of grant. Additionally, most stock grants are subject to a vesting period.

     1999 CEO Compensation. The compensation package for the CEO, Mr. Jack Ingram, is consistent in material aspects with the program of other executive officers. The structure of the package was put in place at the time Mr. Ingram joined the Company as CEO in July 1990. When Mr. Ingram assumed CEO responsibilities, the Company was unprofitable and in poor financial condition. His base salary was set at a conservative level in 1990 and has not changed since that time.

     The cash incentive component of his compensation consists of two parts. The first is a quarterly bonus of 50% of Company net profits up to a maximum dollar amount per quarter. The second is an annual bonus of a specified percentage of Company net after tax profits. In August 1999 when Mr. Jon Wiese joined the Company as President, the Board of Directors adopted Mr. Ingram's recommendation to split these two cash incentive components equally between him and Mr. Wiese. The Board adopted a similar resolution at Mr. Ingram's request in FY 1997 when his annual bonus as a percentage of net profits was reduced in order to provide for net profit sharing among the Vice Presidents of Finance, Engineering and Service.

     At the time of his employment, Mr. Ingram was granted an option to purchase 200,000 shares (400,000 shares post-split) of Common Stock at a price slightly above the market price. The option was a special non-qualified grant approved by the Board of Directors with a 10-year exercise period. At this time these options are fully vested. All shares are exercisable and Mr. Ingram has exercised a portion of the shares to date, which he currently holds. He has purchased the balance of his stock holdings in the Company on the open market.

     Conclusion. The Compensation Committee believes the Company's executive compensation program has been consistent with the philosophy outlined in this report and has been effective in achieving its objectives during FY 1999. The Committee hereby submits this report for inclusion in the Form 10-K annual report.

                                        THE COMPENSATION COMMITTEE

                                        Ron B. Barber
                                        Donald T. Duke
                                        Robert D. Hisrich


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are those named above in the Compensation Committee Report. There are no "interlocks" (as defined by the rules of the Securities and Exchange Commission) with respect to any member of the Compensation Committee of the Board of Directors. No member of this Committee was at any time during the 1999 fiscal year an officer or employee of the Company.

     Mr. Barber served as Senior Vice President of the Company from August 17, 1987 to March 1991, and is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, which serves as outside general counsel to the Company. No other member of the Committee is a former officer or employee of the Company.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and the next four most highly compensated executive officers of the Company.


                                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION        LONG TERM COMPENSATION
                                           -------------------        ----------------------

   (a)                     (b)         (c)          (d)          (e)                  (g)                        (i)

 NAME AND                                                                         COMMON STOCK                    ALL
 PRINCIPAL                                                                         UNDERLYING                    OTHER
 POSITION                  YEAR      SALARY         BONUS        OTHER          OPTIONS (#) (1)            COMPENSATION (2)
------------               ----     --------      --------     --------        -----------------           ----------------
Jack R. Ingram             1999     $ 90,000      $320,679     $510,000 (3)                -                  $ 6,400
     Chief Executive       1998       90,000       277,419      487,500 (3)                -                    6,400
     Officer               1997       90,000       206,482           -                     -                       -


Donald E. Reigel           1999       75,000       354,475       93,158 (4)                -                    6,400
     Vice President of     1998       75,000       200,603       63,618 (4)            13,000                   6,400
     Marketing and Sales   1997       75,000       159,591       46,901 (4)                -                    6,257


Tom R. Crofford            1999       89,977        47,589           -                     -                    4,883
     Vice President of     1998       88,500        33,917      268,000 (3)            13,000                   4,633
     Engineering           1997       88,461        23,783       33,750 (3)                -                    3,396


Thomas A. Luce             1999       89,650        47,589           -                     -                    4,246
     Vice President of     1998       86,285        33,917      228,375 (3)            13,000                   3,587
     Service               1997       82,686        23,783       79,625 (3)                -                    3,172


Robert B. Wagner           1999       83,500        47,589           -                     -                    4,708
     Vice President of     1998       77,600        33,917      129,375 (3)            13,000                   3,226
     Finance and Chief     1997       73,787        23,783           -                     -                    2,829
     Financial Officer

-----------------------------

 (1) Amounts shown reflect the 2-for-1 stock split effected in August 1999.

 (2) Represents the Company's contributions to the employee's account under the Company's 401(k) plan.

 (3) Represents the dollar value of the difference between the price paid for shares of the Company's common stock upon exercise of stock options and the market value of such stock on the date of exercise.

 (4) Represents sales commissions paid.


STOCK OPTIONS

     No individual stock or stock appreciation rights were granted during the 1999 fiscal year to persons named in the Summary Compensation Table.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information regarding stock options exercised during the 1999 fiscal year by persons named in the Summary Compensation Table and the number and value of unexercised options held by such persons as of the fiscal year-end. The Company has not granted stock appreciation rights.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

           (a)                     (b)              (c)                   (d)                         (e)
                                                                  NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                                    OPTIONS AT FY-END (#)        AT FY-END ($)(2)
                                                               ----------------------------  -------------------------
                            SHARES ACQUIRED    VALUE REALIZED
         NAME              ON EXERCISE (#)         $)(1)       EXERCISABLE    UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
         ----------------- ----------------    --------------  -----------    -------------  -----------  ------------
         Jack R. Ingram          30,000         $510,000          280,000             0       $5,442,500           0
         Donald E. Reigel            --               --           79,334         8,666        1,542,055     168,445
         Tom R. Crofford             --               --            4,334         8,666           84,242     168,445
         Thomas A. Luce              --               --           44,334         8,666          861,742     168,445
         Robert B. Wagner            --               --           39,334         8,666          764,555     168,445

         ------------------------------------

         (1) Value is based upon the difference between the fair market value of the securities underlying the options on the date of exercise and the exercise price.

         (2) Based upon the difference between the fair market value of the securities underlying the options at fiscal year-end ($19.4375 per share) and the exercise price.

EMPLOYMENT AGREEMENTS

     Except as described below with regard to Mr. Reigel, the Company has no employment agreements or severance agreements with any of the officers named in the Summary Compensation Table, and the Company may terminate their employment at any time at the discretion of the Board of Directors.


     The Company entered into a compensation agreement with Mr. Reigel dated June 12, 1995. The agreement provided for a base salary of $75,000 per year; a commission equal to 0.25% of the Company's monthly net sales and service revenues; and an annual bonus based upon a percentage of the Company's growth in sales revenues. Under the current terms of Mr. Reigel's compensation agreement, as amended, his base salary (commencing December 1, 1999) is $100,000 and his annual bonus (commencing February 1, 2000) is equal to 12.5% of the increase over the previous year in the Company's annual gross profit (as defined in the agreement) on sales of all lodging products and lodging installation and service revenues less the selling cost of all lodging products. If Mr. Reigel is terminated by the Company without "cause" as defined in the agreement, Mr. Reigel will be entitled to receive the annual bonus prorated to the date of termination. The agreement also imposes certain non-solicitation restrictions upon Mr. Reigel.

                              RELATED TRANSACTIONS

     Mr. Barber is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, which serves as outside general counsel to the Company. During the fiscal year ended October 31, 1999, the Company paid or accrued legal fees to Barber & Bartz in the approximate amount of $207,000.

     The Company retains Mr. Siegenthaler as an outside marketing consultant for a monthly retainer of $8,500. During the fiscal year ended October 31, 1999, the Company paid Mr. Siegenthaler $102,000 for such consulting services.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations made to the Company by its directors and officers and by certain beneficial owners of more than ten percent of its Common Stock, the Company knows of no director, officer, or beneficial owner of more than ten percent of the Company's Common Stock who has failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.


                             STOCK PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on November 1, 1994, along with the composite prices of companies listed in the SIC Code (Telephone, Telegraph Apparatus) Index and the NASDAQ Market Index.

                                [GRAPH GOES HERE]


------------------------------------------------------------------------------------------------------------------------
         October 31               1994           1995           1996            1997           1998            1999
----------------------------- ------------- --------------- -------------- --------------- -------------- --------------
XETA Corporation                 100.00         337.50         375.00          950.00         887.50         1943.75
----------------------------- ------------- --------------- -------------- --------------- -------------- --------------
SIC Code Index                   100.00         129.80         182.61          242.29         214.89         433.75
----------------------------- ------------- --------------- -------------- --------------- -------------- --------------
NASDAQ Market Index              100.00         118.62         139.30          182.56         206.42         340.72
----------------------------- ------------- --------------- -------------- --------------- -------------- --------------


     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.


                FINANCIAL INFORMATION - INCORPORATED BY REFERENCE

     A copy of the Company's 1999 Annual Report, which includes the Company's Form 10-K containing all financial statements as well as Management's Discussion and Analysis of Financial Condition and Results of Operations (the "MD&A"), is being provided to the stockholders along with this Proxy Statement. In regard to Proposal 4 regarding the authorization of additional shares of Common Stock and the change to Common Stock with no par value, the Financial Statements appearing on pages F-1 to F-18 of the Form 10-K including the selected quarterly financial data contained in the notes thereto, the MD&A appearing on pages 12 through 17 of the Form 10-K, and the Quantitative Disclosures About Market Risk appearing on page 17 of the Form 10-K, are incorporated herein by reference.

                              SHAREHOLDER PROPOSALS

     Under regulations of the Securities and Exchange Commission, shareholders are entitled to submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company in accordance with those regulations. In order for shareholder proposals for the Company's next annual meeting to be eligible for consideration for inclusion in the proxy statement and proxy relating to such meeting, they must be received by the Company no later than October 2, 2000. Such proposals should be directed to XETA Corporation, 1814 West Tacoma, Broken Arrow, Oklahoma 74012, Attention:
President.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                       By Order of the Board of Directors




                                Robert B. Wagner
                                    Secretary


Broken Arrow, Oklahoma

March 7, 2000

                                  Appendix "A"


                               XETA TECHNOLOGIES
                             2000 STOCK OPTION PLAN





         1. PURPOSE. The purpose of the XETA Technologies 2000 Stock Option Plan (the "Plan"), is to promote the interests of XETA Corporation, doing business as XETA Technologies (the "Company") by aiding the Company in attracting and retaining competent key employees and directors by means of providing such persons with an opportunity to acquire or increase their proprietary interest in the Company, and by affording an incentive to selected key employees and directors to use their best efforts to assist the Company in achieving long-term corporate objectives. It is intended that certain options granted hereunder will qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and that other options granted hereunder will not be incentive stock options but instead will be nonqualified stock options.


         2. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

            (a) "Board" means the Board of Directors of the Company.

            (b) "Code" means the Internal Revenue Code of 1986, as amended.

            (c) "Committee" means a committee designated by the Board, which shall consist of two or more "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the "1934 Act") or any successor Rule. The Compensation Committee of the Board may serve as the Committee, provided that it meets these requirements. In the event the Committee shall no longer meet the qualification requirements set forth above, the Board of Directors of the Company shall appoint a new committee to administer the Plan, whose members shall cause the committee to qualify under the transaction approval requirements of Rule 16b-3. The Committee shall have the authority to appoint a subcommittee whose members qualify as "outside" directors under Section 162(m) of the Code and the regulations thereunder, to administer awards under the Plan to the extent required to meet the requirements of Section 162(m) of the Code and the regulations thereunder.


            (d) "Company" means XETA Corporation, d/b/a XETA Technologies.


            (e) "Disability" means a "permanent and total disability" which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.

            (f) "Fair Market Value" means the closing price of the Stock as reported on the NASDAQ stock market for the applicable date, or if there were no sales on such date, on the last day preceding the applicable date on which there were sales.

            (g) "Incentive Stock Option" means an Option granted under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in Section 422 of the Code.

            (h) "Option" means a right or rights to purchase shares of Stock described in Section 6.

            (i) "Option Agreement" means the agreement between the Company and a Participant evidencing the grant of an Option and containing the terms and conditions, not inconsistent with the Plan, that are applicable to such Option.

            (j) "Participant" means an individual to whom an Option is granted.


            (k) "Plan" means the XETA Technologies 2000 Stock Option Plan, as amended from time to time.


            (l) "Retirement" means the voluntary termination of a Participant's employment with the Company or a Subsidiary after twenty (20) years of continuous service or after age 59 1/2.

            (m) "Stock" means the Common Stock of the Company.

            (n) "Subsidiary" means a subsidiary of the Company or an unincorporated organization controlled, directly or indirectly, by the Company.

         3. ADMINISTRATION. The Plan shall be administered by the Committee, which shall act by vote or written consent of a majority of its members. The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time prescribe, amend and rescind rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions, and conditions of the Plan, the Committee shall have exclusive jurisdiction to (i) select the individuals to whom Options will be granted, (ii) determine the number of shares subject to each Option and the time or times when Options will be granted, (iii) determine the price of the shares subject to each Option, (iv) to determine the time when each Option may be exercised, (v) fix such other provisions of the Option Agreement as the Committee may deem necessary or desirable consistent with the terms of the Plan, and (vi) determine all other questions relating to the administration of the Plan. The interpretation of any provisions of the Plan by the Committee shall be final, conclusive, and binding upon all persons. Subject to compliance with applicable legal requirements, the full Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the Board.

         4. SHARES SUBJECT TO THE PLAN.

            (a) The total number of shares of Stock authorized to be issued under the Plan shall be 300,000, subject to adjustment in accordance with the provisions of Section 8.

            (b) The shares to be delivered upon exercise of an Option shall be made available, at the discretion of the Board, from the authorized, unissued shares of the Company's Stock or from shares of Stock reacquired by the Company, including shares purchased in the open market.

            (c) In the event that any Option granted under the Plan expires, terminates, ceases to be exercisable or is surrendered without having been exercised in full, the shares subject to, but not delivered under, such Option shall again become available for issuance under the Plan unless the Plan has been terminated. If any Option is exercised by tendering shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option under this Plan, the shares of Stock so tendered may be used by the Company to satisfy any other Option under the Plan, provided that in no event may the number of shares of Stock issued under the Plan, net of the shares so tendered, exceed the total number of shares authorized to be issued under the Plan.

            (d) Shares of Stock issued under the Plan through the settlement, assumption or substitution of outstanding awards or through obligations to grant future awards as a condition of the Company acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan.

            (e) More than one Option may be granted to a Participant pursuant to the Plan.

         5. ELIGIBILITY. Key employees of the Company and any of its Subsidiaries, including officers and directors who are salaried employees, and outside directors of the Company and any of its Subsidiaries, shall be eligible to receive Options. Key employees and directors to whom Options may be granted will be those selected by the Committee from time to time who, in the sole discretion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company or its Subsidiaries.

         6. OPTION TERMS AND CONDITIONS. Each Option granted under the Plan shall be evidenced by an Option Agreement which shall contain such terms and conditions (which need not be uniform for all Participants) consistent with the Plan as the Committee shall determine; provided, however, that each Option shall satisfy the following requirements:

            (a) Exercise Price. The price at which shares of Stock may be purchased under an Option (the "Exercise Price") shall be specified in the Option Agreement and shall not be less than Fair Market Value of such shares on the date the Option is granted, subject, however, to the provisions of Section 8 hereof and further provided that in no event shall the Exercise Price be less than the par value of the Stock.

            (b) Exercise of Options.

                 (i) The period during which an Option may be exercised shall not exceed ten (10) years from the date the Option is granted; provided, however, that the Option may be sooner terminated in accordance with the provisions of Subsection (d) below.

                 (ii) An Option may be exercised only after one year of
            continued employment by or service as an outside director with the Company or one of its Subsidiaries immediately following the date the Option is granted and, except as provided in Subsection (d) below, only during the continuance of the Participant's employment with the Company or one of its Subsidiaries. Subject to the foregoing limitations and the terms and conditions of the Option Agreement, each Option shall be exercisable in whole or in part in installments, at such time or times as the Committee may prescribe in the Option Agreement.

            (c) Payment. Full payment of the Exercise Price shall be made at the time of exercising the Option in whole or in part. The Exercise Price shall be payable (i) in cash or by an equivalent means acceptable to the Committee, (ii) by delivery (actually or by attestation) to the Company of shares of Stock owned by the Participant having a Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; except that any portion of the Exercise Price representing a fraction of a share shall in any event be paid in cash and no shares of the Stock which have been held by the Participant for less than six (6) months may be delivered in payment of the Exercise Price, or (iii) in the discretion of the Committee, by any combination of the above. The Committee may grant an Option that provides for the grant of a replacement Option if all or any portion of the Exercise Price of the original Option is paid by delivery of shares of Stock. The replacement Option shall (i) cover the number of shares of Stock surrendered to pay the Exercise Price of the original Option; (ii) have an Exercise Price equal to 100% of the Fair Market Value of such Stock on the date the replacement Option is granted; (iii) become exercisable no sooner than six (6) months after the date of grant of the replacement Option; and (iv) have an expiration date identical to the expiration date of the original Option. No certificates for shares purchased upon exercise of an Option shall be issued until full payment therefore has been made, and a Participant shall have none of the rights of a shareholder until such certificates are issued to him or her.

            (d) Termination of Employment.

                 (i) Death. If a Participant's employment is terminated by
            death, the Option may be exercised by the Participant's estate or by the person or persons to whom the Participant's rights pass by will or by the laws of descent and distribution, subject to the same conditions upon exercise to which the Participant was subject prior to death. All Options which were not exercisable as of the date of death shall expire as of such date.

                 (ii) Disability. If a Participant's employment with the Company or a Subsidiary is terminated by Disability, any Options held by the Participant may be exercised in accordance with and subject to the same conditions upon exercise to which the Participant was subject prior to such Disability; provided, however, that the Option must be exercised prior to the expiration date of the Option or within one year after the date of Disability, whichever is earlier. All Options which were not exercisable as of the date of Disability shall expire as of such date.

                 (iii) Retirement. If a Participant's employment with the
            Company or a Subsidiary is terminated by reason of Retirement, any Options held by the Participant may be exercised in accordance with and subject to the same conditions upon exercise to which the Options were subject prior to the Participant's Retirement; provided, however, that the Options must be exercised prior to the expiration date of the Options or within three (3) months after the date of Participant's Retirement, whichever is earlier. All Options which were not exercisable as of the date of Retirement shall expire as of such date.

                 (iv) Other Termination. If a Participant's employment with the
            Company or a Subsidiary is terminated for any reason other than for death or Disability and other than "for cause" as defined in subparagraph (v) below, any Options held by the Participant may be exercised in accordance with and subject to the same conditions upon exercise to which the Options were subject prior to the Participant's termination of employment; provided, however, that the Options must be exercised prior to the expiration date of the Options or within three (3) months after the date of such termination of employment, whichever is earlier. All Options which were not exercisable as of the date of such termination shall expire as of such date. In the case of a director who is not an employee of the Company or a Subsidiary, termination of employment shall mean the voluntary or involuntary cessation of Board service for any reason.

                 (v) Termination For Cause. Notwithstanding any other provision in the Plan to the contrary, if the Participant's employment with the Company or a Subsidiary is terminated "for cause" (as defined below), any unexercised Options held by the Participant shall immediately be forfeited. Termination "for cause" shall mean termination by the Company because of: (x) the Participant's willful and continued failure to substantially perform his duties (other than any such failure resulting from the Participant's incapacity due to physical or mental impairment); (y) the willful conduct of the Participant which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise, or (z) the conviction of the Participant for a felony by a court of competent jurisdiction.

            (e) Special Incentive Stock Option Conditions. Notwithstanding anything in the Plan to the contrary, the following special conditions shall apply to Incentive Stock Options granted under the Plan:

                 (i) if an Incentive Stock Option is granted to a Participant who, at the time such Option is granted, owns stock that has more than 10 percent of the voting power of all classes of stock of the Company or of any Subsidiary, then (x) the Exercise Price of the Incentive Stock Option granted shall be not less than 110% of the Fair Market Value on the date of grant; and (y) the Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted; and

                 (ii) Incentive Stock Options shall not be granted to any
            Participant, the effect of which would be to permit such Participant to first exercise options, in any calendar year, for the purchase of shares having a Fair Market Value, determined at the time the Option is granted, in excess of $100,000. Any Option purporting to constitute an Incentive Stock Option in excess of such limitation shall, to the extent of such excess, constitute a nonqualified stock option.

            (f) Other Terms and Conditions. Any Option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of the Plan, which are deemed necessary or desirable by the Committee. Options may be granted that are subject to different terms, conditions and restrictions than other Options granted. Except as otherwise expressly provided in the Plan, the Committee may designate an Option, at the time of its grant, as an Incentive Stock Option or as a nonqualified stock option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the date of grant.

         7. TRANSFERABILITY OF OPTIONS. An Option shall not be transferable except by will or the laws of descent and distribution upon the death of the Participant. Options shall be exercisable during the Participant's lifetime only by the Participant, or, in the event of the Participant's Disability, by his legal representative. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit a Participant to transfer a non-qualified Option, to a "family member" as defined in the General Instructions to Form S-8 adopted by the Securities Exchange Commission under the Securities Act of 1933, as amended, provided that such transfer is not made for value as set forth in the General Instructions to Form S-8. Any such Option so transferred to the aforementioned persons shall be subject to the provisions of Section 6 concerning the exercisability during the Participant's employment or service as an outside director of the Company or any of its Subsidiaries.

         8. CHANGES IN CAPITAL ADJUSTMENTS AFFECTING STOCK. In the event that there is any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, spin-off or otherwise, or if there shall be any dividend on the Company's Stock, payable in such Stock, of if there shall be a Stock split or a combination of shares, then the number of shares reserved for Options (both in the aggregate and with respect to each Participant), and the number of shares subject to outstanding Options and the price per share of each such Option, shall be proportionately adjusted by the Committee as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the rights of a Participant. The issuance of Stock for consideration and the issuance of Stock rights shall not be considered a change in the Company's capital structure. No adjustment provided for in this Section 8 shall require the issuance of any fractional share. To the extent deemed advisable by the Committee, the adjustments made to the Options will not (i) result in a modification to the incentive stock options as defined in Section 424 or other subsequent relevant Internal Revenue Code Sections and Treasury Regulations; or
(ii) result in an earnings charge to the Company under generally accepted accounting principles.

         9. CHANGE IN CONTROL. Unless the Committee shall otherwise expressly provide in the Option Agreement, upon the occurrence of a Change in Control of the Company (as defined herein), all Options then outstanding under the Plan shall become immediately fully exercisable by the Participant. A "Change in Control" shall be deemed to have occurred if:

            (a) Any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding common stock, unless through a transaction arranged by, or consummated with the prior approval of the Board;

            (b) During any period of two consecutive years, there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constituted the Board and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

            (c) The shareholders of the Company approve a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

            (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or

            (e) Two-thirds (2/3rd) of the Board deems any other event to constitute a change in control of the Company for purposes of this provision, or if, notwithstanding the occurrence of an event as described in subsections (a) through (d) of this Section 9, two-thirds (2/3rd) of the Board deems such event not to constitute a change in control for purposes of this provision.

         10. AMENDMENT OR TERMINATION. The Board of Directors of the Company shall have the right, at any time, to amend or terminate the Plan in any respect which it may deem to be in the best interests of the Company; provided, however, no amendment to the Plan shall be made without the approval of the Company's shareholders if such amendment would: (i) materially increase the benefits accruing to Participants under the Plan; (ii) materially increase the number of securities that may be issued under the Plan; (iii) materially modify the requirements as to eligibility for participation in the Plan; or (iv) otherwise require shareholder approval under the Oklahoma General Corporation Act, Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time, or
Section 162(m) of the Code.

         11. EFFECTIVE DATE AND APPROVAL. The Plan shall take effect upon its adoption by the Company's Board of Directors. The Plan shall be submitted to the Company's shareholders for approval at the annual meeting in 2000 or at any special meeting held within twelve (12) months after the Plan is adopted by the Board. Options may be granted under the Plan prior to, but conditional upon, shareholder approval.

         12. DURATION OF PLAN. The Plan shall remain in effect for a period of ten (10) years from the date of its adoption by the Board, unless sooner terminated in accordance with Section 10.

         13. MISCELLANEOUS.

            (a) The Plan and all Options granted pursuant to it are subject to all applicable laws, rules and regulations, including without limitation Federal Securities laws and tax laws. Notwithstanding any provisions of the Plan or any Option Agreement, the Participant shall not be entitled to exercise an Option nor shall the Company be obligated to issue any shares to a Participant if such exercise or issuance would constitute a violation of any provision of any such laws, rules or regulation.

            (b) The Committee may require each Participant acquiring Stock pursuant to the exercise of an Option to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Option until all applicable securities laws and other legal or regulatory requirements have been satisfied. The Committee may require the placing of stop-orders and restrictive legends on certificates for Stock, as it deems appropriate.

            (c) The proceeds received by the Company from the sale of Shares pursuant to Options may be used for general corporate purposes.

            (d) The Company may, as a condition to issuing Stock upon exercise of an Option, require the payment (through withholding from the Participant's salary or payment of cash by the Participant) of any federal, state or local taxes required by law to be withheld with respect to such.

            (e) The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees and nothing herein shall be construed to limit the Company's right to grant options outside of the Plan for any proper and lawful purpose.

            (f) The fact that an employee has been granted an Option under the Plan shall not in any way affect or qualify the right of the employer to terminate the employee's employment at any time.

            (g) Members of the Committee shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

            (h) The Participant is required to notify the Company of a disqualifying disposition of Company stock acquired through the exercise of incentive stock options as defined in Section 422 or other subsequent relevant Internal Revenue Code Sections and Treasury Regulations.

                                                                    Appendix "B"

                                XETA CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 11, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack R. Ingram and Jon A. Wiese, or either of them, as proxies and attorneys for the undersigned (with full power to act alone and to designate substitutions), hereby revoking any prior Proxy, and hereby authorizes them to represent the undersigned and to vote as designated below, all the shares of Common Stock of Common Stock of XETA Corporation held of record by the undersigned on February 14, 2000 at the Annual Meeting of Shareholders to be held April 11, 2000, or any adjournment or postponement thereof.

1.   ELECTION OF DIRECTORS: [ ] FOR all nominees listed below  [ ] WITHHOLD AUTHORITY

        RON B. BARBER, DONALD T. DUKE, ROBERT D. HISRICH, JACK R. INGRAM, MARK A. MARTIN, RONALD L. SIEGENTHALER, ROBERT B. WAGNER and JON A. WIESE

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "XETA TECHNOLOGIES, INC."

            [ ]  For              [ ]  Against            [ ]  Abstain


3. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000 AND TO CHANGE THE PAR VALUE OF THE COMMON STOCK TO NO PAR VALUE.


            [ ]  For              [ ]  Against            [ ]  Abstain

4. PROPOSAL TO APPROVE THE ADOPTION OF THE XETA TECHNOLOGIES 2000 STOCK OPTION PLAN.

            [ ]  For              [ ]  Against            [ ]  Abstain

5. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE 2000 FISCAL YEAR.

            [ ]  For              [ ]  Against            [ ]  Abstain

6. IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the five foregoing proposals.

---------------------------------              ---------------------------------
(Signature)                                    (Print Name)


---------------------------------              ---------------------------------
(Signature)                                    (Print Name)

     NOTE: Signature(s) should follow exactly as your name appears on your stock certificate. In case of joint ownership each owner should sign. Executors, administrators, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

     Dated:  ___________________________, 2000.

                                                                      APPENDIX C

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Xeta Corporation:

We have audited the accompanying consolidated balance sheets of Xeta Corporation (an Oklahoma corporation) and subsidiary as of October 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xeta Corporation and subsidiary as of October 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1999, in conformity with generally accepted accounting principles.


                                             ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
  December 10, 1999